Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated August 31, 2022, with respect to the consolidated financial statements of MorningStar Partners L.P., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Dallas, Texas

November 15, 2022